UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted
☐	by rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12
Xcel Brands, Inc.
Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Xcel Brands, Inc.

555 Seventh Avenue, 11 Floor

New York, NY 10018

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MAY 2, 2025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2025

To the Stockholders of Xcel Brands, Inc.

You are cordially invited to attend a special meeting of stockholders of Xcel Brands, Inc. (the “Special Meeting”) to be held on June 17, 2025, beginning at 11:00 a.m. Eastern Time, at the Company’s offices at 550 Seventh Avenue, 11th Floor, New York, NY 10018 to consider and act upon the following matters:

(1)	To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance in excess of 19.99% of the Company’s outstanding common stock upon exercise of the warrants to purchase shares of the Company’s common stock issued in connection with the Company’s refinancing which closed on April 21, 2025 (the “Warrant Exercise Proposal”).
(2)	To approve the Company to, in the discretion of our Board of Directors, to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock of our issued shares of common stock at a ratio within the range of not less than 1-for-2 and not greater than 1-for-5, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our Board of Directors, without further approval or authorization of our stockholders, at any time prior to March 25, 2026 (the “Reverse Split Proposal”).
(3)	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of the Warrant Exercise Proposal or the Reverse Split Proposal (the “Adjournment Proposal”).

Your vote is very important. Whether or not you plan to attend the meeting in person, we will appreciate a prompt submission of your vote. We hope to see you at the meeting.

Only stockholders of record at the close of business on May 7, 2025 are entitled to receive the notice of and to vote at the special meeting or any postponements or adjournments thereof. A printed copy of our proxy materials, including a proxy card, is being mailed to our stockholders on or about May [ ], 2025 and sent by e-mail to our stockholders who have opted for such means of delivery on or about May [ ], 2025.

If you are a stockholder of record, you may vote or submit a proxy in one of the following ways:

●	Submit a proxy over the Internet prior to the Special Meeting, by visiting www.cstproxy.vote.com (have your proxy card in hand to access the website);
●	Submit a proxy by Telephone, by calling the toll-free number 1-800-590-6903 (have your proxy card in hand when you call);
●	Submit a proxy by Mail, if you received a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided.
●	In person while attending the Special Meeting: You may vote in person during the Special Meeting. If you choose to vote in person at the meeting, you must request a “legal proxy” To do so, please follow the instructions at www.cstproxyvote.com or request a paper copy of the materials which will contain the appropriate instructions.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow to vote your shares.

PLEASE NOTE THAT ATTENDANCE AT THE SPECIAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF THE COMPANY AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE SPECIAL MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK TO GAIN ADMISSION TO THE MEETING.

By Order of the Board of Directors,

/s/ Robert W. D’Loren
Robert W. D’Loren
Chairman of the Board of Directors, Chief Executive Officer and President
May [ ], 2025

XCEL BRANDS, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE  17, 2025

The Board of Directors (the “Board”) of Xcel Brands, Inc. (which we also refer to as “Xcel” “the Company,” “we,” “us,” or “our”) is soliciting proxies for use at the Special Meeting of Stockholders (the “Special Meeting”), to be held at the offices of Xcel Brands, Inc. at 550 Seventh Avenue, 11th Floor, New York, NY 10018 on June 17, 2025 at 11:00 a.m. Eastern Time.

A printed copy of our proxy materials, including proxy card, is being mailed to our stockholders on [•], 2025 and sent by e-mail to our stockholders who have opted for such means of delivery on or about [•], 2025.

Please vote as promptly as possible by signing, dating and returning the enclosed Proxy Card. You may also vote by attending the Special Meeting and voting in person.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE SPECIAL MEETING AND VOTING

How do I attend the Special Meeting?

We will host the Special Meeting on Tuesday, June 17, 2025, at 11:00 A.M. (local time), at our offices at 550 Seventh Avenue, 11th Floor, New York, NY 10018.

PLEASE NOTE THAT ATTENDANCE AT THE SPECIAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF THE COMPANY AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE ANNUAL MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK TO GAIN ADMISSION TO THE SPECIAL MEETING.

Why did you send me these proxy materials?

We are providing these proxy materials because our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting online. However, you do not need to attend the meeting to vote your shares. Instead, you may submit a proxy to vote your shares as described in further detail in the answer to the question “How do I vote?” below.

Who can vote at the Special Meeting and what are the voting rights of such stockholders?

Only stockholders of record at the close of business on May 7, 2025 (the “Record Date”) are entitled to vote at the Special Meeting. On the Record Date, there were [•] shares of our common stock outstanding and entitled to vote (each share entitles its holder to one vote). Common stock is our only class of stock outstanding.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder at the Special Meeting.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will consider and vote on the following matters:

(1)	To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance in excess of 19.99% of the Company’s outstanding common stock upon exercise of the warrants to purchase shares of the Company’s common stock issued in connection with the Company’s refinancing, which closed on April 21, 2025 (the “Warrant Exercise Proposal”) (Proposal 1);
(2)	To approve the Company to, in the discretion of our Board of Directors, to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock of our issued shares of common stock at a ratio within the range of not less than 1-for-2 and not greater than 1-for-5, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our Board of Directors, without further approval or authorization of our stockholders, at any time prior to March 25, 2026 (“Reverse Split Proposal”) (Proposal 2); and
(3)	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of the Warrant Exercise Proposal or the Reverse Split Proposal (Proposal 3).

How many votes do I have?

Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee (each a “Nominee”), you may submit a proxy or vote your shares by any of the following methods:

(1)	Over the Internet prior to the Special Meeting: Go to cstproxyvote.com. Use the vote control number printed on your proxy card to access your account and submit a proxy to vote your shares. You must specify how you want your shares voted or your Internet proxy cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Eastern Time on June 16, 2025, the day before the Special Meeting, for your proxy to be validly submitted over the Internet and for your vote to count.
(2)	By Telephone: Call 1-800-590-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions to submit a proxy to vote your shares. You will need to have the control number printed on your proxy card in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephonic proxy cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Eastern Time on June 16, 2025, the last business day before the Special Meeting, for your telephonic proxy to be valid and for your vote to count.
(3)	By Mail: If you received a printed copy of the proxy materials, complete and sign the enclosed proxy card and mail it in the enclosed envelope, postage prepaid, where the proxy card must be received no later than June 16, 2025, the day before the Special Meeting, for it to be valid and for your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.

(4)	In person while attending the Special Meeting: You may vote in person during the Special Meeting. If you choose to vote in person at the meeting, you must request a “legal proxy” To do so, please follow the instructions at www.cstproxyvote.com or request a paper copy of the materials which will contain the appropriate instructions.

If your shares are held in “street name,” meaning they are held for your account by a Nominee, you may submit voting instructions or vote your shares by any of the following methods:

(1)	Over the Internet prior to the Special Meeting or by Telephone: You will receive instructions from your Nominee if they permit you to submit voting instructions over the Internet or by telephone. You should follow those instructions.
(2)	By Mail: You will receive instructions from your Nominee explaining how you can submit voting instructions by mail. You should follow those instructions.
(3)	In person while attending the Special Meeting: You will receive instructions from your Nominee explaining how you can vote your shares online during the Special Meeting. You will need your control number included on your voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Special Meeting.

If you hold your shares of our common stock in multiple accounts, you should vote your shares or submit a proxy as described above for each account.

Can I revoke or change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Special Meeting. To do so, you must do one of the following:

(1)	Submit a proxy over the Internet or by telephone prior to the Special Meeting as instructed above. Only your latest Internet or telephonic proxy submitted prior to the Special Meeting will be counted. You may not revoke or change your proxy over the Internet or by telephone after 11:59 p.m. Eastern Time on June 16, 2025.
(2)	Sign a new proxy card and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than June 16, 2025. Only your latest dated proxy will be counted.
(3)	Attend the Special Meeting and vote online as instructed above. Attending the Special Meeting alone will not revoke your Internet proxy, telephonic proxy, or proxy submitted by mail, as the case may be.
(4)	Provide our Corporate Secretary written notice before or at the Special Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your Nominee. You may also vote your shares online while attending the Special Meeting in person, which will have the effect of revoking any previously submitted voting instructions.

Will my shares be voted if I do not return my proxy or do not provide specific voting instructions on the proxy card or voting instruction form that I submit?

If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy over the Internet, by telephone or by returning your proxy by mail prior to the Special Meeting, or attend and vote online at the Special Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed on your proxy card, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to the matters properly presented for a vote at the Special Meeting.

If your shares are held in “street name,” your Nominee may, under certain circumstances, vote your shares if you do not timely return your voting instructions. A “broker non-vote” results on a matter when a broker returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. The Warrant Exercise Proposal, Reverse Split Proposal and the Adjournment Proposal are matters on which Nominees are expected to have discretionary voting authority under applicable stock exchange rules. If your shares are held by a Nominee and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on the Warrant Exercise Proposal, Reverse Split Proposal and the Adjournment Proposal.

We encourage you to timely provide voting instructions to your Nominee. This ensures that your shares will be voted at the Special Meeting according to your instructions. You should receive directions from your Nominee about how to submit your voting instructions to them.

What constitutes a quorum at the Special Meeting?

A quorum is needed to hold a valid meeting. A quorum will be present if the holders of at least a majority in voting power of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the Special Meeting either “in person” or as represented by proxy. For purposes of establishing a quorum, abstentions and broker non-votes, if any, are counted as present or represented. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum. The presence at the Special Meeting, in person or by proxy, of holders representing a majority in voting power of our outstanding common stock as of the Record Date, or [          ] shares, constitutes a quorum at the Special Meeting, permitting us to conduct the business of the Special Meeting. Shares present in person or represented by proxy during the Special Meeting will be considered shares of common stock present in person at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1 – Warrant Exercise Proposal

To adopt and approve Proposal 1, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 1. To the extent that there are any broker non-votes, a broker non-vote will effectively have no effect on the voting on Proposal 1. If you vote to ABSTAIN on Proposal 1, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 1. As a result, votes to ABSTAIN will effectively have no effect on the voting on Proposal 1.

Proposal 2 - Approval of the Reverse Split Proposal

To adopt and approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 2. To the extent that there are any broker non-votes, a broker non-vote will effectively have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 2. As a result, votes to ABSTAIN will effectively have no effect on the voting on Proposal 2.

Proposal 3 – Approval of the Adjournment Proposal

To approve Proposal 3, stockholders holding a majority in voting power of the votes cast on the matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 3. To the extent that there are any broker non-votes, a broker non-vote will effectively have no effect on the voting on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 3. As a result, votes to ABSTAIN will effectively have no effect on the voting on Proposal 3.

How does the Board recommend that I vote on the proposals?

Our Board recommends that you vote:

●	FOR the adoption and approval of the Warrant Exercise Proposal (Proposal 1);
●	FOR the adoption and approval of the Reverse Split Proposal (Proposal 2); and
●	FOR the approval of the Adjournment Proposal (Proposal 3).

Are there other matters to be voted on at the Special Meeting?

We currently do not know of any matters that may come before the Special Meeting other than Proposals 1, 2, and 3. Furthermore, our bylaws provide that  with respect to special meetings, “the only business which shall be conducted at any meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in the preceding Section, (ii) be brought before the meeting at the direction of the Board of Directors or the chairman of the meeting” We do not intend to propose any additional matters at the Special Meeting unless we send an updated or revised notice of meeting.

How do I submit a question at the Special Meeting?

We invite appropriate questions pertinent to the matters to be voted on at the Special Meeting. We will not be providing a business update at the Special Meeting or discussing matters related to our business or operations. If you wish to ask a question, you must be present at the meeting to do so.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

THE WARRANT EXERCISE PROPOSAL

Background of the Warrant Exercise Proposal

We are seeking stockholder approval for the issuance in excess of 19.99% of the Company’s outstanding common stock upon the exercise of the warrants to purchase common stock that were issued in connection with the Company’s refinancing, which closed on April 21, 2025, as contemplated by Nasdaq Listing Rules.

The Refinancing and Warrant Issuance

On April 21, 2025, the Company entered into the Second Amendment to Loan and Security Agreement, by and among the Company, certain of the Company’s subsidiaries as guarantors, the financial institutions party thereto as lenders, and FEAC Agent, LLC, as administrative agent and collateral agent for the lenders (the “Second Amendment”).

In connection with the Second Amendment, the Company issued warrants to purchase an aggregate of 1,107,455 shares of the common stock (the “UTG Warrants”) to UTG and warrants to purchase 30,000 shares of common stock (the “New Restore Warrant” and together with the UTG Warrants, the “Warrants”) to Restore Capital (EQ-W), LLC (“Restore”) and amended warrants to purchase an aggregate of 107,333 shares of common stock previously issued to and  held by Restore (the “Restore Warrant Amendment”) and warrants previously issued and held by to affiliates of FEAC (the “FEAC Warrant Amendments”). The foregoing and below descriptions of the Warrants are subject to and qualified in their entirety by reference to the text of the Warrants attached as Exhibits 4.1, 4.2, 4.3, and 4.4 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 21, 2025.

The UTG Warrants are exercisable for a period of seven years from the date of issuance at the following exercise prices:

131,100 shares at $6.60 per share

195,271 shares at $7.50 per share

195,271 shares at $10.00 per share

195,271 shares at $12.50 per share

195,271 shares at $15.00 per share

195,271 shares at $17.50 per share

The Restore Warrant is exercisable for a period of seven years from the date of issuance at an exercise price of $6.67 per share.

The Restore Warrant Amendment reduced the exercise price of the previously outstanding warrants to purchase 107,333 shares of common stock from $6.135 per share to $2.2477 per share.

The FEAC Warrant Amendments reduced the number of shares issuable under previously outstanding warrants to purchase an aggregate of 22,998 shares of common stock to 17,250 shares of common stock and reduced the exercise price of such warrants from $6.135 per share to $3.00 per share.

Notwithstanding the foregoing, the UTG Warrants and Restore Warrant contain certain restrictions prohibiting exercise of the warrants to the extent necessary for the Company to comply with Nasdaq Rules 5635(b) and (d) (the “Nasdaq Rules”) such that such warrants, together with the warrants amended by the Restore Warrant Amendment and the FEAC Warrant Amendments are not exercisable to purchase more than an aggregate of 474,878 shares of common stock (representing 19.9% of the outstanding common stock on April 21, 2025) until such time as the Company obtains stockholder approval to issue such shares in accordance with the Nasdaq Rules.

Support Agreements

In connection with the issuance of the Warrants, Robert D’Loren, Chairman of the Board and Chief Executive Officer of the Company, Seth Burroughs, Executive Vice President of the Company, and Mark D. Santo, a director of the Company, entered into a Support Agreement whereby each individual agreed to vote in favor of any proposal to approve the issuance of the shares of common stock issuable upon exercise of the Warrants in accordance with the Nasdaq Rules.

Reasons for the Warrant Exercise Proposal

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Rules. Nasdaq Rule 5635(b) requires that the Company obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. For purposes of the Nasdaq Rules, a change of control is generally deemed to occur if, as a result of an issuance of shares, an investor or group of investors would own, or have the right to acquire 20% or more of the outstanding shares of common stock or voting power, and such ownership or voting power would have the largest ownership position. The percentage is measured on a post-transaction basis. If the Warrants are exercised in full, this may be deemed a change of control requiring stockholder approval.

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of an issuer prior to the any such transaction for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. In order to comply with Nasdaq Listing Rule 5635(d), a portion of the Warrants are not exercisable until stockholder approval is obtained.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions described above, as the transactions have already been completed. We are only asking for approval for the issuance in excess of 474,878 shares of common stock (representing 19.99% of the Company’s outstanding common stock on April 21 immediately prior to the issuance of the Warrants and the execution of the Restore Warrant Amendment and the FEAC Warrant Amendments) upon the exercise of the Warrants as required under the Nasdaq Rules.

Potential Consequences if the Warrant Exercise Proposal is Not Approved

The failure of our stockholders to approve the Warrant Exercise Proposal will mean that we cannot permit the exercise of the Warrants in full and may incur substantial additional costs and expenses. If the warrant holders are not permitted to exercise their Warrants in full, the portion of the Warrants will not be exercisable.

Potential Adverse Effects of the Approval of the Warrant Exercise Proposal

If the Warrant Exercise Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future to the extent that the company issues shares of common stock upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 1,137,455 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

Required Vote

The affirmative vote from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Warrant Exercise Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE WARRANT EXERCISE PROPOSAL.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

Our Board of Directors is seeking authority to effect a reverse stock split of our issued shares of common stock  (the “Reverse Split”) at any time prior to March 25, 2026.

On May [  ], 2025, the Board unanimously approved and declared advisable an amendment (attached as set forth in Appendix A to this proxy statement; the “Reverse Split Charter Amendment”) to our Restated Certificate of Incorporation to effect a Reverse Split at any time prior to March 25, 2026 at a ratio within the range of not less than 1-for-2 and not greater than 1-for-5 (the “Ratio Range”), with the exact ratio within such range and the implementation and timing of such Reverse Split to be determined at the sole discretion of our Board. This Proposal 2 is not contingent on the approval of any other proposal to be considered at the Special Meeting. As further described below, if this proposal is adopted and approved by our stockholders and our Board determines that the Reverse Split would be in the best interests of our Company and its stockholders, our Board may determine to effect the Reverse Split at any time prior to March 25, 2025 by a ratio of not less than 1-for-2 and not greater than 1-for-5, and may determine to effect such Reverse Split promptly after the Special Meeting if such stockholder approval is received. As set forth in Appendix A, by adoption and approval of this Proposal 2, the stockholders will be deemed to have adopted and approved a separate amendment to effect the Reverse Split at each of the ratios between and including 1-for-2 and 1-for-5.

Notwithstanding the foregoing, no such amendment or any Reverse Split will occur until the Reverse Split Charter Amendment is filed with the Secretary of State of the State of Delaware and becomes effective. If this Proposal 2 is adopted and approved by our stockholders and the Board decides to proceed with the Reverse Split, the exact timing of the filing of the Reverse Split Charter Amendment and the Reverse Split will be determined by our Board in its sole discretion based on its evaluation as to when such action will be the most advantageous to us and our stockholders, as discussed below. The Board will also determine the exact Reverse Split ratio within the Ratio Range, which ratio will be included in a public announcement made prior to the effectiveness of the Reverse Split Charter Amendment. Any amendment to effect the Reverse Split at the other ratios within the Ratio Range adopted and approved by the Board and stockholders will be abandoned. We may effect only one reverse stock split in connection with this proposal. We believe enabling the Board to fix the specific ratio will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits to us and our stockholders. Upon the effectiveness of the Reverse Split Charter Amendment effecting the Reverse Split (the “Split Effective Time”), the issued shares of our common stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares of common stock within the Ratio Range, such that a holder of our common stock will own one share of our common stock for the specified number of shares of common stock held by that stockholder immediately prior to the Split Effective Time, which number will be determined by the Board within the Ratio Range in its sole discretion. The Board does not currently intend to effect a Reverse Split but is seeking stockholder approval to do so in the event circumstances change, such as a decline in the market price of the common stock which could jeopardize our ability to comply with the Bid Price Rule (defined below) and therefore maintain the listing of our common stock on Nasdaq. If during a period of 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share, we would not be in compliance with the Bid Price Rule. Nasdaq typically provides a period of at least 180 days by which an issuer can gain compliance with the Bid Price Rule once the stock has had a closing price below $1.00 for 30 consecutive trading days. However, since we effected a reverse split on March 25, 2025 and were afforded two consecutive 180-day compliance periods in accordance with Nasdaq Listing Rule 5815(a)(1)(B), we will not be able to obtain the benefit of the 180-day compliance period in accordance with Nasdaq Listing Rule 5815(a)(1)(B)(ii)d which eliminated the 180-day compliance period for issuers which was afforded two 180-day compliance periods.

The primary purpose for effecting the Reverse Split is to increase the per-share market price of our common stock so as to:

●	maintain the listing of our common stock on Nasdaq if the price of the common stock declines such that it is likely to fail to comply with the Bid Price Rule and avoid delisting of our common stock from Nasdaq in the future;
●	increase the acceptability of our common stock to long-term investors who may not find our shares attractive at the price prior to effecting a Reverse Split due to the trading volatility often associated with stocks below certain prices;
●	make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin; and/or
●	make our common stock more attractive for investors who may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

In evaluating whether to seek stockholder approval for the Reverse Split, our Board also considered potential negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; the costs associated with implementing a reverse stock split; and in our case, the possibility that the Reverse Split may not allow us to demonstrate the ten consecutive days of compliance with Nasdaq’s Bid Price Rule prior to the expiration of any deadline to be in compliance. In approving and recommending the Reverse Split, our Board determined that any potential negative factors are outweighed by the potential benefits of the Reverse Split.

Reasons for the Reverse Split

Our Board approved the Reverse Split Proposal because it believes that:

●	seeking stockholder approval and adoption of the Reverse Split Charter Amendment to effect the Reverse Split at any time prior to March 25, 2026 at the discretion of the Board is advisable and in the best interests of our Company and our stockholders;
●	seeking stockholder approval and adoption of the Reverse Split Charter Amendment to effect the Reverse Split at any time prior to March 25, 2026 at the discretion of the Board will provide the flexibility to effect a Reverse Split if the Board determines that a Reverse Split would be necessary to prevent the common stock from trading below $1.00 for 30 consecutive trading days on or before March 26, 2026;
●	effecting the Reverse Split may avoid a delisting of our common stock from Nasdaq, which would prevent our common stock from trading on the OTC Markets or another quotation medium and potentially improve the marketability and liquidity of our common stock;
●	an investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients and investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks;
●	analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and most investment funds are reluctant to invest in lower priced stocks; and
●	a higher stock price may help generate investor interest in us and help us attract and retain employees.

If the Reverse Split successfully increases the per share price of our common stock, the Board believes this increase may increase trading volume in our common stock and facilitate future financings by our Company.

Nasdaq Requirements for Continued Listing

Our Board of Directors is seeking authority to effect the Reverse Split with the primary intent of increasing the market price of our common stock to meet the price criteria for continued listing on Nasdaq. Our common stock is listed on the Nasdaq Capital Market under the symbol “XELB.” On April 16, 2024, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying us that, for the prior 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) (such letter, the “Deficiency Letter”). The Deficiency Letter did not result in the immediate delisting of our common stock from the Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), we were provided an initial period of 180 calendar days, or until October 14, 2024, to regain compliance with the Bid Price Rule. In accordance with the Compliance Period Rule, we were also provided an additional 180 calendar day compliance period. Accordingly, the date by which we must have satisfied the Minimum Bid Requirement was April 14, 2025 (the “Compliance Date”). If, at any time before the Compliance Date, the bid price for our common stock closed at $1.00 per share or more for a minimum of 10 consecutive business days, as required under the Compliance Period Rule, the Staff would have provided written notification to us that we comply with the Bid Price Rule.

The Company effected a reverse stock split on March 25, 2025 and the Company regained compliance with the Bid Price Rule. Our Board of Directors is seeking authority to effect the Reverse Split in the event the Company fails to comply with the Bid Price Rule at any time prior to March 25, 2026.

If during a period of 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share, Nasdaq will not provide us with a 180-day compliance period and will provide us with written notification that our common stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”). We would expect our common stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if we do appeal the delisting determination by the Staff to the Panel, that such appeal would be successful.

In the event we are delisted from Nasdaq, our shares may commence trading on the OTC Markets or another quotation medium. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our Company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. Further, a delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, or use our shares for business development or other corporate initiatives, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

We believe that effecting the Reverse Split, if necessary, will help us avoid delisting from Nasdaq and any resulting consequences. Accordingly, we believe that obtaining stockholder approval to effect the Reverse Split in advance of a Bid Price Rule violation is our best proactive option for complying with the Bid Price Rule for continued listing on the Nasdaq Capital Market. A decrease in the number of outstanding shares of our common stock resulting from the Reverse Split should, absent other factors, assist in ensuring that the per share market price of our common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would comply with the Bid Price Rule of the Nasdaq Capital Market following the Reverse Split.

Potential Increased Investor Interest

On May [   ], 2025, the closing price of a share of our common stock on the Nasdaq Capital Market was $[     ] per share. We believe that the low per-share market price of our common stock impairs our marketability to, and acceptance by, institutional investors and other members of the investing community and creates a negative impression of our

Company. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors are reluctant to recommend lower priced securities to their clients or have internal policies and practices that prohibit them from investing in low-priced stocks. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our Board believes that most investment funds are reluctant to invest in lower priced stocks. The higher share price that may result from the Reverse Split could enable investors and brokerage firms with such policies and practices to invest in our common stock. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

Criteria the Board May Use to Determine to Implement the Reverse Split

If our stockholders adopt and approve the Reverse Split Proposal, our Board will be authorized to proceed with the Reverse Split at any time prior to March 25, 2026. The timing of a reverse Split and the exact ratio of the Reverse Split, within the range of 1-for-2 to 1-for-5, would be determined by our Board in its sole discretion and publicly announced by us prior to the effective time of the Reverse Split. In determining whether to proceed with the Reverse Split and setting the appropriate ratio for the Reverse Split, if any, our Board may consider, among other things, factors such as:

●	the market price of the common stock prior to effecting a Reverse Split;
●	Nasdaq’s minimum price per share requirements and its other listing requirements such as requirements relating to the minimum number of holders;
●	the historical market prices and trading volume of our common stock;
●	the number of shares of our common stock outstanding prior to and after the Reverse Split;
●	our ability to maintain compliance with other Nasdaq Listing Rules for continued listing, such as the requirement to have 500,000 publicly traded shares outstanding;
●	the then-prevailing and expected market prices and trading volume of our common stock and the anticipated or actual impact of the Reverse Split (including the reduction in the number of outstanding shares) on the market prices and trading volume for our common stock;
●	the number of authorized but unissued shares of our common stock that would result from the Reverse Split;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
●	business developments affecting us; and
●	prevailing general market and economic conditions.

Certain Risks Associated with the Reverse Split

There are risks associated with the Reverse Split, including that the Reverse Split may not result in an increase in the per share price of our common stock following the Reverse Split or in the future. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that we will otherwise meet the requirements of Nasdaq for inclusion for trading on Nasdaq;
●	the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split;
●	the Reverse Split will result in a per share price that will attract brokers and investors;
●	the Reverse Split will result in a per share price that will increase our ability to attract and retain employees; or
●	the market price of our common stock will not decrease in the future.

The market price of our common stock will also be based on the performance of our Company and other factors detailed from time to time in the reports we filed with the SEC, some of which may be out of our control, including general economic, market and industry conditions. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Furthermore, the liquidity of our common stock may be negatively impacted by the Reverse Split, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the per-share market price does not increase as a result of the Reverse Split. For instance, if the Reverse Split is implemented, it may result in some stockholders owning “odd lots” (less than 100 shares) of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares. If we effect the Reverse Split, the resulting per-share price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve. Accordingly, the Reverse Split may not achieve the desired result of increasing marketability of our common stock as described above under “Reasons for the Reverse Split.”

You should also keep in mind that implementation of the Reverse Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Principal Effects of the Reverse Split

If our stockholders adopt and approve the Reverse Split Proposal and our Board elects to implement the Reverse Split, depending on the ratio for the Reverse Split determined by our Board, a minimum of every 2 and a maximum of every 5 shares of issued common stock will be combined and reclassified into one new share of common stock.

If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock that are issued and outstanding, and a corresponding decrease in the number of shares of common stock we are authorized to issue. The actual number of shares of common stock authorized, issued, and issued and outstanding after giving effect to the Reverse Split, if implemented, will depend on the ratio for the Reverse Split that is ultimately determined by our Board. As of the Record Date, there were no shares of common stock held by us in treasury, and therefore the Reverse Split is not expected to have any effect on treasury shares. The Reverse Split will not change the terms of our common stock. The Reverse Split will have no effect on the number of shares of preferred stock that we are authorized to issue. After the Reverse Split, the shares of common stock and preferred stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock and preferred stock, respectively, now authorized. The Reverse Split will not change the par value of the common stock or the preferred stock.

Except with respect to the treatment of fractional shares, the Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our Company, except that, as described below under “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Split will receive cash in lieu of such fractional share. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

After the Split Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. The Reverse Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Assuming Reverse Split ratios of 1-for-2 and 1-for-5, which reflect the low, middle and high end of the range that our stockholders are being asked to adopt and approve, the following table sets forth (i) the number of shares of our common stock that would be authorized, (ii) the number of shares of our common stock that would be issued and outstanding, (iii) the aggregate number of shares of our common stock that would be reserved for issuance upon exercise of outstanding options and restricted stock units under and outside of our equity incentive plans, (iv) the aggregate number of shares of our common stock that would be reserved and available for future issuance under our equity incentive plans and (v) the aggregate number of shares of our common stock that would be reserved for issuance upon exercise of outstanding warrants. The table does not account for fractional shares for which stockholders will be entitled to receive cash in lieu thereof in the Reverse Split.

	Number of Shares Before Reverse Stock Split	Reverse Split Ratio of 1- for-2	Reverse Split Ratio of 1- for-5
Number of Shares of Common Stock Authorized	15,000,000	15,000,000	15,000,000
Number of Shares of Common Stock Issued and Outstanding	2,394,242	1,197,621	479,048
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options and Restricted Stock Units Under and Outside of Our Equity Incentive Plans	572,392	236,196	94,478
Number of Shares of Common Stock Reserved and Available for Future Issuance Under Our Equity Incentive Plans	252,730	126,365	50,546
Number of Shares of Common Stock Reserved for Issuance Upon Exercise of Outstanding Warrants	1,401,412	700,706	280,282

Reservation of Right to Abandon the Reverse Split Charter Amendment

Although we intend to effect the Reverse Split if necessary to regain compliance with the Bid Price Rule (to the extent the Company fails to be compliant with the Bid Price Rule at any time through March 25, 2026), notwithstanding stockholder adoption and approval of the Reverse Split, our Board will have discretion as to whether to effect the Reverse Split Proposal and reserves the right to abandon the Reverse Split Charter Amendment without any further action by our stockholders if at any time prior to the filing or effectiveness of the Reverse Split Charter Amendment, our Board determines, in its sole discretion, that the Reverse Split is no longer in the best interests of our Company and our stockholders. If we do not file the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware by the one-year anniversary of the date on which the Reverse Split is adopted and approved by our stockholders at the Special Meeting, our Board will be deemed to have abandoned the Reverse Split for each of the stockholder-approved ratios.

By voting in favor of the Reverse Split Charter Amendment, stockholders are also expressly authorizing our Board to determine not to proceed with, or abandon, the Reverse Split if it should so decide. Additionally, if our Board determines to effect the Reverse Split, the Reverse Split Charter Amendment setting forth the ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Split at any of the other stockholder-approved ratios will be abandoned.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

If our stockholders adopt and approve the Reverse Split Charter Amendment, and if our Board still believes that a reverse stock split is in the best interests of our Company and elects to implement the Reverse Split (with the ratio to be determined in the discretion of our Board within the parameters described herein), we will file the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware at such time as our Board has determined to be appropriate and any amendment to effect the Reverse Split at any of the other stockholder-approved ratios will be abandoned; provided that in no event shall the filing of the Reverse Split Charter Amendment occur after the one-year anniversary of the date on which the Reverse Split is adopted and approved by our stockholders at the Special Meeting. Our Board may delay effecting the Reverse Split without resoliciting stockholder adoption and approval thereof.

If the Reverse Split is effected, each certificate that immediately prior to the Split Effective Time represented shares of common stock shall, from and after the Split Effective Time be deemed to represent the whole number of shares of common stock held by such stockholder post-Reverse Split. Stockholders of record upon the Split Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their certificates at the appropriate time by our transfer agent, Continental Stock Transfer & Trust Company. As soon as practicable after the surrender to our transfer agent of any outstanding certificate(s), together with a properly completed and duly executed letter of transmittal and any other documents our transfer agent may specify, our transfer agent will have its records adjusted to reflect that the shares represented by such certificate(s) in the name of such stockholder are held in book-entry form at the transfer agent in their direct registration system representing the appropriate number of whole shares of our common stock, as applicable, resulting from the Reverse Split.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have physical stock certificates evidencing their ownership of the common stock. They are, however, provided with a periodic statement reflecting the number of shares of common stock registered in their accounts. Stockholders who hold shares of our common stock electronically in book-entry form with our transfer agent will not need to take further action and any periodic statement provided to such stockholders after the Split Effective Time will reflect the appropriate number of whole shares of post-Reverse Split common stock resulting from the Reverse Split.

If our Board elects to implement the Reverse Split, then, for purposes of implementing the Reverse Split, we intend to treat stockholders holding our common stock in “street name,” through a Nominee, in the same manner as registered stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these Nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a Nominee and who have any questions in this regard are encouraged to contact their Nominees.

Fractional Shares

If our Board elects to implement the Reverse Split, fractional shares will not be issued. Stockholders of record who would otherwise hold fractional shares of our common stock as a result of the Reverse Split will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive a cash payment (without interest) equal to the fraction of a share of common stock to which such stockholder would otherwise be entitled multiplied by (i) the closing price per share of the common stock on the Nasdaq Capital Market at the close of business on the trading day preceding the date of the Split Effective Time multiplied by (ii) the Reverse Stock Split Number (as defined in the Reverse Split Charter Amendment set forth in Appendix A).

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Split that are not timely claimed after the Split Effective Time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Units and Warrants

Pursuant to the various instruments governing our then-outstanding stock options, warrants to purchase common stock, restricted stock units, in connection with the Reverse Split, our Board will reduce the number of shares of common stock issuable upon the exercise or vesting of such stock options, warrants, restricted stock units in proportion to the ratio of the Reverse Split and proportionately increase the exercise price of our outstanding stock options and warrants. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise or vesting of outstanding stock options, warrants, restricted stock units will be rounded down to the nearest whole share, and the exercise prices of outstanding stock options and warrants will be rounded up to the nearest cent. In addition, as of the Split Effective Time, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

No Appraisal Rights

Stockholders do not have the right to dissent and obtain appraisal of, or payment for, such stockholder’s capital stock under the Delaware General Corporation Law, our Restated Certificate of Incorporation or our bylaws in connection with the Reverse Split.

Accounting Matters

As of the Split Effective Time, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. In financial statements filed after the Split Effective Time, we would restate net income or loss per share and other share and per share amounts for periods ending before the Reverse Split to give retroactive effect to the Reverse Split. The per share net income or loss or net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Split to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

●	Financial institutions;
●	Insurance companies;
●	Real estate investment trusts;
●	Regulated investment companies;
●	Grantor trusts;
●	Tax-exempt organizations;
●	Dealers or traders in securities, commodities or currencies;
●	Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or
●	Stockholders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Split, whether or not they are in connection with the proposed Reverse Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our common stock for which the U.S. Holder receives cash). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Split should include the holding period in the shares of our common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE SPLIT PROPOSAL TO ADOPT AND APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION EFFECTING A REVERSE STOCK SPLIT AnD A PROPORTIONATE REDUCTION IN the NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3:

ADJOURNMENT PROPOSAL

Our Board believes that if the number of votes cast at the Special Meeting is insufficient to adopt and approve the Warrant Exercise Proposal (Proposal 1) and/or the Reverse Split Proposal (Proposal 2), it may be in the best interests of the stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to adopt and approve the Warrant Exercise Proposal and/or Reverse Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of either or both of the Warrant Exercise Proposal or Reverse Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we have not received sufficient votes to adopt and approve either or both of the Warrant Exercise Proposal or Reverse Split Proposal, or we have received proxies indicating that a majority of the votes to be cast by holders of our common stock will vote against one or both of the Warrant Exercise Proposal or Reverse Split Proposal, we could adjourn the Special Meeting without a vote on the Warrant Exercise Proposal and/or Reverse Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Warrant Exercise Proposal and/or Reverse Split Proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the Record Date, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each named executive officer and director of the Company, and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Unless otherwise indicated, the address for such person is c/o Xcel Brands, Inc., 555 Seventh Avenue, 11th Floor, New York, New York 10018.

The percentages below are calculated based on 23,681,834 shares of common stock issued and outstanding as of the Record date.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent Beneficially Owned
Named executive officers and directors:
Robert W. D’Loren (1)	676,658	28.07%
James F. Haran (2)	20,401	*
Seth Burroughs (3)	48,675	2.03%
Howard Liebman (4)	24,616	*
Mark DiSanto (5)	187,991	7.81%
Deborah Weinswig (6)	18,550	*
James Fielding (7)	16,750	*
All directors and executive officers as a group (8 persons) (8)	992,391	40.32%
5% Shareholders:
Isaac Mizrahi (9)	172,233	7.18%
Summit Trail Advisors (10)	196,250	8.19%

*Less than 1%.

(1)	Consists of (i) 235,090 shares held by Mr. D’Loren, (ii) 60,731 shares owned by Irrevocable Trust of Rose Dempsey (or the Irrevocable Trust) of which Mr. D’Loren and Mr. DiSanto are the trustees and as to which Mr. D’Loren has sole voting and dispositive power, (iii) 15,333 immediately exercisable warrants held by IPX Capital, LLC, a company controlled by Mr. D’Loren, (iv) 172,233 shares of common stock held in the name of Isaac Mizrahi, and (v) 193,271 shares of common stock as to which holders thereof granted to Mr. D’Loren irrevocable proxy and attorney-in-fact with respect to the shares. Certain holders or grantees have entered into agreements, pursuant to which appoint a person designated by our board of directors as their irrevocable proxy and attorney-in-fact with respect to the shares set forth in clauses (iv) and (v). Mr. D’Loren does not have any pecuniary interest in these shares described in clauses (iv) and (v) and disclaims beneficial ownership thereof. Does not include 32,667 shares held by the D’Loren Family Trust (or the Family Trust) of which Mark DiSanto is a trustee and has sole voting and dispositive power. Does not include 257,895 options that are not yet exercisable.
(2)	Consists of (i) 20,401 shares of common stock. Does not include 55,263 options that are not yet exercisable.
(3)	Consists of (i) 48,675 shares of common stock. Does not include 36,842 options that are not yet exercisable.
(4)	Consists of (i) 3,616 shares of common stock, (ii) 7,000 restricted shares, and (iii) immediately exercisable options to purchase 12,750 shares. Does not include 1,250 options that are not yet exercisable.
(5)	Consists of (i) 2,650 shares of common stock, (ii) 1,000 restricted shares, (iii) 32,667 shares held by the D’Loren Family Trust, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the

D’Loren Family Trust, (iv) 130,685 shares held by Mark X. DiSanto Investment Trust, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the Trust, (v) immediately exercisable options to purchase 12,750 shares, and (vi) 8,239 shares held by other trusts, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the trusts. Does not include 1,250 options that are not yet exercisable.
(6)	Consists of (i) 5,800 restricted shares and (ii) immediately exercisable options to purchase 12,750 shares. Does not include 1,250 options that are not yet exercisable.
(7)	Consists of (i) 2,500 shares of common stock, (ii) 1,500 restricted shares, and (iii) immediately exercisable options to purchase 12,750 shares. Does not include 1,250 options that are not yet exercisable.
(8)	Includes (i) 536,337 shares of common stock, (ii) 15,300 restricted shares, (iii) 66,333 shares issuable upon exercise of options and warrants that are currently exercisable, and (iv) 365,504 other shares of common stock as to which holders thereof granted to Mr. D’Loren irrevocable proxy and attorney-in-fact with respect to the shares.
(9)	Consists of (i) 167,233 shares of common stock and (ii) immediately exercisable options to purchase 5,000 shares.
(10)	Consists of 245,259 shares of common stock.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Xcel Brands, Inc., 555 Seventh Avenue, 11th Floor, New York, NY 10018, Attention: Corporate Secretary or by calling us at (347) 727-2474. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

OTHER INFORMATION

No business will be presented for consideration at the Special Meeting other than that described above.

APPENDIX A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

XCEL BRANDS, Inc.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware (the “DGCL”))

Xcel Brands, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the DGCL, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly adopted and approved said proposed amendment in accordance with Section 242 of the DGCL. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH: Effective upon the effective time of this Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) (the “Effective Time”), a one-for-[__]1 reverse stock split of the Common Stock shall become effective, pursuant to which each [__]1 (the “Reverse Stock Split Number”) shares of Common Stock issued and outstanding and held of record by each stockholder of the Corporation or issued and held by the Corporation in treasury immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 par value per share. No fractional shares of Common Stock shall be issued as a result of or in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest) in lieu of such fractional share equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by (i) the closing price per share of the Common Stock on the Nasdaq Capital Market at the close of business on the Capital Market at the close of business on the trading day preceding the date of the Effective Time multiplied by (ii) the Reverse Stock Split Number.

1 Shall be a number equal to or greater than two (2) and equal to or less than five (5) and shall include not more than four decimal digits (it being understood that any number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board of directors and stockholders in accordance with Section 242 of the DGCL with each such form of the Certificate of Amendment (other than the Certificate of Amendment, if any, that is filed with the Secretary of State of the State of Delaware) to be abandoned immediately prior to the filing of the Certificate of Amendment).

Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time; provided, however, that each stockholder of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

SECOND: This Certificate of Amendment shall be effective at _:__ _._., Eastern Time, on _______, 20__.

2025 XCEL BRANDS, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Signature__________________________________ Signature, if held jointly_________________________________ Date__________, 2025 Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark your votes like this X INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY 197225 Xcel Brands Proxy Card Rev3 Front CONTROL NUMBER 1. To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance in excess of 19.99% of the Company’s outstanding common stock upon exercise of the warrants to purchase shares of the Company’s common stock issued in connection with the Company’s refinancing, which closed on April 21, 2025 (the “Warrant Exercise Proposal”). 2. To approve the Company to, in the discretion of our Board of Directors, to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock of our issued shares of common stock at a ratio within the range of not less than 1-for-2 and not greater than 1-for-5, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our Board of Directors, without further approval or authorization of our stockholders, at any time prior to March 25, 2026 (the “Reverse Split Proposal”). 3. To approve an adjournment of the Special Meeting of Stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the and Warrant Exercise Proposal and Reverse Stock Split Proposal. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN PROXY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW. DISCRETIONARY VOTING IS HEREBY CONFERRED AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. CONTROL NUMBER Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 16, 2025.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 

2025  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  XCEL BRANDS, INC. 555 SEVENTH AVENUE, 11TH FLOOR, NEW YORK, NY 10018 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 17, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY 197225 Xcel Brands Proxy Card Rev3 Back The undersigned hereby appoints ROBERT W. D’LOREN and JAMES F. HARAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of Xcel Brands, Inc. on June 17, 2025, at 11:00 AM or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side. (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on June 17, 2025. The Proxy Statement and the form of proxy are available at https://www.cstproxy.com/xcelbrands/sm2025